Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Fourth Quarter and Fiscal Year 2007 Results

Tenth Consecutive Quarter of Revenue Growth

Record Quarterly Revenue of $15.7 million, Fiscal Year Revenue of $52.3 million

Ocala, Fla. – February 11, 2008 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, broadband over powerline (BPL) and smart grid applications, today reported financial results for the fourth quarter and year ended December 31, 2007.

Total revenue for the fourth quarter of 2007 was $15.7 million, a 76% increase over revenue of $8.9 million for the fourth quarter of 2006 and an 8% sequential increase from the third quarter of 2007. Total revenue for the year ended December 31, 2007 was $52.3 million, a 55% increase over revenue of $33.7 million for the year ended December 31, 2006.

Revenue from HomePlug-compatible ICs for the fourth quarter of 2007 increased to $15.0 million, a 104% increase over revenue of $7.4 million in the year-ago quarter. In addition, the Company’s newest HomePlug AV IC, launched in the second quarter of 2007, quickly became the Company’s fastest growing product and, in the fourth quarter, became its best selling IC on a revenue basis.

Intellon reported gross margins of 43.6% for the fourth quarter of 2007 compared to 47.5% in the fourth quarter of 2006 and 42.8% in the third quarter of 2007. For the full year 2007, gross margins were 44.3% compared to 43.7% for the prior year.

In accordance with generally accepted accounting principles (GAAP), the Company reported a net loss attributable to common shareholders of $4.5 million, or $0.67 per share (basic and diluted) compared to a net loss attributable to common shareholders of $4.0 million in the fourth quarter of 2006, or $2.09 per share (basic and diluted). Non-GAAP net loss in the fourth quarter of 2007 was $2.7 million, or $0.09 per share (basic and diluted).

“From strong revenue growth to the completion of our initial public offering, 2007 was another exceptional year for Intellon,” said Charles E. Harris, Chairman and CEO. “Increased sales from all of our HomePlug-compatible ICs drove revenue growth for the year. Led by the rapid expansion of Internet Protocol Television (IPTV) in Europe and Asia, sales in our important service provider channel tripled in 2007, contributing 45% of our revenue.”

“Our fourth quarter results were ahead of expectations across the board, with 76% revenue growth over the year-ago quarter,” Harris added. “Perhaps more importantly, we continued to put the building blocks in place for future periods, releasing new firmware for Ethernet-over-coax applications in multiple dwelling units, enabling European service provider Free to move forward with an embedded power supply for its triple play services bundle, adding key market trials with additional service providers, and making solid progress on our IC cost reduction programs.”

Recent Intellon Press Release Highlights:

•	October 30, 2007: H3C Selects Intellon’s INT6300 for Ethernet-over-Coax Solution for Apartment Buildings in China

•	January 23, 2008: French Service Provider Free Selects Intellon-Based HomePlug AV Powerline Connectivity for Customer-Installable Triple Play Service Packages

•	January 29, 2008: Sumitomo Electric Industries Chooses Intellon’s HomePlug AV Powerline Solution for In-Home Distribution of NTT Neomeit Services in Japan

Conference Call

The Company will host a conference call to discuss its financial results and outlook today at 2:00 p.m. PST (5:00 p.m. EST). To participate on the live call, analysts and investors should dial 800-366-7417 or 303-262-2075 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the Company’s web site at www.intellon.com. An audio replay of the call will be available to investors through February 15, 2008, by dialing 800-405-2236 or 303-590-3000 and entering the passcode 11107283#.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard. With over 14 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Ocala, Florida, with offices in San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Intellon’s anticipated business momentum, including the impact on future periods of certain new firmware developments, customer relationships, key market trials, and IC cost reduction programs. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to manage its growth effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, or the loss, or reduction in orders from, any significant customers, could negatively impact its operating results; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenues or market share; the expense and uncertainty involved in customer deployments, economic and political conditions in Intellon’s markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s final prospectus dated December 13, 2007 as filed with the Securities and Exchange Commission. Intellon’s results of operations for the year ended December 31, 2007 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

Intellon Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)
Revenue	$15,707	$8,935	$52,313	$33,718

Cost of revenue	8,863	4,689	29,151	18,968

Gross profit	6,844	4,246	23,162	14,750

Cost of operations:
Research and development	5,844	3,410	17,238	10,861
Sales and marketing	2,530	2,020	9,007	7,194
General and administrative	1,494	1,467	5,229	5,089

Operating loss	(3,024)	(2,651)	(8,312)	(8,394)

Other income (expense):
Interest income	172	142	958	637
Interest expense	(74)	(18)	(181)	(61)
Other	(6)	(3)	(11)	21

Total other income	92	121	766	597

Net loss before income tax benefit	(2,932)	(2,530)	(7,546)	(7,797)

Income tax benefit	—	—	231	—

Net loss	(2,932)	(2,530)	(7,315)	(7,797)
Preferred stock dividends/accretion of redeemable preferred stock	(1,527)	(1,421)	(6,760)	(5,307)

Net loss attributable to common shareholders	$(4,459)	$(3,951)	$(14,075)	$(13,104)

Net loss attributable to common shareholders per common share:
Basic and diluted	(0.67)	(2.09)	(4.25)	(9.19)

Weighted-average number of shares used in per share calculations:
Basic and diluted	6,661	1,892	3,311	1,428

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net loss, non-GAAP net loss per share data, and non-GAAP shares used in the net loss per share calculation.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s non-GAAP net loss, non-GAAP net loss per share data, and non-GAAP shares used in the net loss per share calculation exclude stock-based compensation expense, warrant expense, the accretion of redeemable preferred stock expense and reflect certain additional non-GAAP adjustments detailed in the footnotes to the following table. The Company believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2007	2006
Net revenue	$15,707	$8,935

GAAP net loss to common shareholders	$(4,459)	$(3,951)
Non-GAAP adjustments:
Stock-based compensation:
Research and development	30	8
Sales and marketing	100	8
General and administration	79	48

Total stock-based compensation	209	64
Warrant expense:
Sales and marketing	44	46

Total warrant expense	44	46
Preferred stock dividends/accretion of redeemable preferred stock:	1,527	1,421

Total of non-GAAP adjustments	1,780	1,531

Non-GAAP net loss	$(2,679)	$(2,420)

GAAP weighted average shares (basic and diluted)	6,661	1,892
Non-GAAP adjustment for dilutive IPO shares (a)	6,033	—
Non-GAAP adjustment for assumed conversion of redeemable convertible preferred stock and dividends (b)	16,993	—

Non-GAAP weighted average shares (basic and diluted)	29,687	1,892

GAAP loss per share (basic and diluted)	$(0.67)	$(2.09)
Non-GAAP adjustments, detailed above (a) (b)	0.58	0.81

Non-GAAP loss per share (basic and diluted)	$(0.09)	$(1.28)

(a)	Non-GAAP adjustment to weighted average shares assuming IPO first day of the fourth quarter 2007
(b)	Non-GAAP adjustment to weighted average shares represents the assumed conversion of redeemable convertible preferred stock and dividends into common stock as of the first day of the fourth quarter 2007

Intellon Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	December 31, 2006
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$52,056	24,978
Accounts receivable	8,658	5,144
Inventories	7,749	4,488
Prepaid expenses	1,425	236
Other current assets	499	76

Total current assets	70,387	34,922
Property and equipment, net	1,728	2,065
Intangibles, net	1,756	1,467
Deferred loan costs	—	65

	$73,871	38,519

Liabilities and shareholders’ equity (deficit)

Current liabilities:
Accounts payable	$7,366	4,126
Accrued expenses	2,420	2,435
Obligations under capital leases	—	892

Total current liabilities	9,786	7,453
Long-term liabilities:
Preferred stock warrant liability	—	231

Total liabilities	9,786	7,684

Redeemable convertible preferred stock	—	85,333

Shareholders’ equity (deficit)	64,085	(54,498)

	$73,871	38,519